Exhibit 99.2

Key Market Segments Outlook 2025-2030

TRINSEO.

- Growth in all chemistries and regions, beginning in 2027 and continuing through 2030
- Restocking in B&C and Auto beginning in 2027
- Positive penetration effects for ABS, PMMA and PC
- India will be the fastest growth region for the foreseeable future

	APPLICATIONS	REGIONS	MARKET	TOTAL
MASS ABS	Construction +4%; Auto +3%; E&E +3%; Appliances +3%	NA +4%; EMEA +5% China +3%; NEA 0% India +7%	+1.7%	+4%
PC	E&E +4%; Auto +4%; Appliances +3%; Sheet & Films +3%	NA +3%; EMEA 3% China +4%; NEA +2% India +6%	+2.3%	+3%
PMMA	Construction +4%; Auto +3%; E&E +5%; Lighting +5%; Medical +5%; CapStock +10%	NA +4%; EMEA 4% China 4%; NEA +1% India + 8%	+1.6%	+4%
LATEX	Board +4%; Paper -1% Textile +3%; CASE +4%; Battery +10%	NA +1%; EMEA +2% China +3%; NEA +1% India +10%	+1.4%	+2%
PS	Construction +3%; Packaging +1%; Electrical/Appliance +2%	NA +2%; EMEA +3% China 1%; NEA 0% India +8%	+2.4%	+2%

Source: 3rd-party market analysis

1

Current Macroeconomic and Geopolitical Assumptions

TRINSEO

KEY PRODUCTS	UNDERLYING ASSUMPTIONS
WORLD	▪ **GDP: c.+3% p.a.** 2025-30 ▪ **Prolonged market weakness into 2026,** with recovery from 2027 ▪ **Crude oil prices remain broadly stable** and don't materially impact GDP
NAM	▪ **GDP: c.+2% p.a.** 2025-30 ▪ **Renormalization of stock levels to begin post 2027 in phased manner over 2027-30,** as customers hedge purchases ▪ **Continued anti-dumping tariff regime** vs China, and continued modest tariffs for EU/UK/NEA per latest trade agreements of Trump administration
EUROPE	▪ **GDP: c.+2% p.a.** 2025-30 ▪ **Renormalization of stock levels to begin post 2027 in phased manner over 2027-30,** as customers hedge purchases ▪ Continuation of today's limited tariff regime on Asian imports
APAC	▪ **GDP: c.+4% p.a.** 2025-30 for China and SEA, c..+1% p.a. for NEA and c.+6% p.a. for India ▪ Stock levels: same as above

Source: 3rd-party market analysis

2

Approach / Assumptions

TRINSEO

Trinseo developed its forecast based on historical trends; market research; and analyst predictions. Key forecast inputs are backed up by third-party and internal data.

Approach

The long-term plan is built from a business baseline with initiatives added on top

The baseline is made up of the current business and how it is expected to perform given market dynamics

- 2026: based on internal annual planning process bottoms-up
- 2027 to 2030: baseline volume and margin based on input from Advancy December 2025 analysis

Specific initiatives are layered on top of the baseline input, split into the following categories:

- Growth
- Sustainability

Assumptions

Asset Sales and Closures

- Rho and Porto Marghera, Italy MMA closure starting in Q4 2025
  - $20MM annual EBITDA benefit
  - $47MM total restructuring cost with $9MM in 2026
- Schkopau, Germany Polystyrene ("PS") closure at year-end 2025
  - $10MM annual EBITDA benefit
  - $19MM total restructuring cost with $11MM in 2026

Fixed Costs

- Fixed cost productivity offsets half of inflation
- Inflation of 3% resulting in baseline net fixed cost increase of ~$10MM

Working Capital

- Working capital days throughout the forecast consistent with year-end 2026

CapEx

- Maintenance is ~$35MM annually
- Additional CapEx to support known growth and sustainability initiatives, including $18MM in 2026, $10MM in 2027, and $5MM or less per year thereafter

Other

- Detailed raw material forecast developed for 2026, resulting in roughly flat year-over-year composite pricing; raw material costs assumed flat through 2030

3

2025-2026 Adj. EBITDA Bridge

TRINSEO

2025 to 2026 Change in Adj EBITDA *($ in MMs)*



$179
$(13)
$166
$(13)
$(26)
$4
$17
$10
$14
$48
$(5)
$215
2025A Adj EBITDA ex Timing
Bonus Accrual
2025 Normalized
Stade Shutdown
PC License Sale
Corporate Restructuring
Italy MMA Shutdown
Schkopau Shutdown
Pricing and Other Share Actions
AmSty
Build / Draw / Other
2026E Adj EBITDA ex Timing

Commentary

- **Bonus Accrual:** Performance Award accrual assumed at 100% payout in comparison to 55% accrual in 2025
- **Stade Shutdown:** Net year-over-year impact of Stade closure and Stade PC last time buy
- **PC License Sale:** Sales of PC license to Deepak in 2025 (one-time)
- **Corporate Restructuring:** Remaining incremental benefit from program announced in September 2024
- **Asset Rationalization Actions:** Benefit of Italy MMA and Germany polystyrene closures
- **Pricing and Other Share Actions:** Weak demand environment, low operating rates and increased import competition required disciplined pricing actions to defend share. Targeted growth initiatives in Battery, sustainable and automotive grades in Asia, in addition to solid surface and ABS in North America
- **Inventory Build / Draw / Other:** Higher fixed costs from growth initiatives offset by fixed cost under-absorption in 2025 from inventory reduction actions

4

5 Business Plan Overview Adj EBITDA - ($ in MMs) Commentary » Profitability declined from 2024 to 2025 from worsening demand, which was partially offset by restructuring initiatives » Baseline (excl. initiatives) annualized volume growth of ~3% from 2025 - 2030, with flat unit variable margins » Cost, sustainability and other growth initiatives layered on top » Significant cost initiatives recently executed and are included in the baseline (e.g. Corporate restructuring, Italy MMA closure, German Polystyrene closure), delivering ~$65MM benefit in 2026 » Growth and sustainability initiatives reflect delays from worsening market conditions, and have been de - risked in comparison to the previous long - term forecast $312 $154 $204 $163 $216 $250 $280 $302 $330 2022A 2023A 2024A 2025A 2026E 2027E 2028E 2029E 2030E Financial Overview - (kt, $ in MMs) 2026E 2027E 2028E 2029E 2030E Q2 Q3 Q4 FY FY FY FY Volume (kt) 347 344 341 1,452 1,500 1,533 1,568 Revenue 768$ 763$ 736$ 3,145$ 3,277$ 3,377$ 3,485$ Adj EBITDA ex Timing 58$ 60$ 49$ 250$ 280$ 302$ 330$ Timing (Fav)/Unfav (0) 1 2 - - - - Adj EBITDA 58$ 58$ 47$ 250$ 280$ 302$ 330$

6 Free Cash Flow Annual UFCF - ($ in MMs) Commentary » CapEx includes ~$35MM annually for maintenance, which reflects our footprint reductions from the past several years » There is additional CapEx to support known growth and sustainability initiatives, including $18MM in 2026, $10MM in 2027, and $5MM or less per year thereafter » Restructuring costs are mainly for asset closures such as Italy MMA, Stade PC, and Schkopau PS » 2026 UFCF forecast does not contemplate restructuring actions and near - term liquidity pressure $149 $267 $128 $77 $101 $127 $161 $218 $245 $0 $100 $200 $300 2022A 2023A 2024E 2025A 2026E 2027E 2028E 2029E 2030E Unlevered Free Cash Flow - ($ in MMs) 2026E 2027E 2028E 2029E 2030E Q2 Q3 Q4 FY FY FY FY Adj EBITDA 58$ 58$ 47$ 250$ 280$ 302$ 330$ JV, net (4) 4 4 - 5 10 - Cash Taxes (6) (6) (6) (26) (30) (34) (38) CapEx, net (13) (13) (13) (53) (48) (40) (38) Turnarounds (1) (1) (1) (4) (3) (4) (1) Restructuring (11) (8) (7) (31) (14) (9) - Working Capital / Other (6) (5) 65 (10) (28) (7) (7) Unlevered Free Cash Flow 18$ 28$ 89$ 127$ 161$ 218$ 245$

7 Segment Financial Overview Financial Overview - (kt, $ in MMs) 1 2026E 2027E 2028E 2029E 2030E Q2 Q3 Q4 FY FY FY FY Volume (kt) Engineered Materials 77 77 74 322 341 354 370 Latex Binders 99 99 96 407 420 430 438 Polymer Solutions 171 169 171 724 739 750 760 Total Volume 347 344 341 1,452 1,500 1,533 1,568 Revenue Engineered Materials 280 280 264 1,169 1,244 1,306 1,382 Latex Binders 204 204 196 832 863 886 904 Polymer Solutions 284 280 277 1,143 1,169 1,185 1,199 Total Revenue 768$ 763$ 736$ 3,145$ 3,277$ 3,377$ 3,485$ Adj EBITDA Engineered Materials 29$ 26$ 19$ 122$ 138$ 147$ 161$ Latex Binders 20 22 20 91 100 105 109 Polymer Solutions 19 21 18 82 87 90 91 Americas Styrenics 11 11 11 45 45 50 60 Corporate (22) (22) (21) (90) (90) (90) (90) Total Adj EBITDA 58$ 58$ 47$ 250$ 280$ 302$ 330$